Exhibit 99.1

FOR IMMEDIATE RELEASE

                      SERVICE CORPORATION INTERNATIONAL AND
                        EQUITY CORPORATION INTERNATIONAL
               JOINTLY ANNOUNCE ECI STOCKHOLDER APPROVAL OF MERGER
              AND AGREEMENT WITH THE FEDERAL TRADE COMMISSION STAFF

HOUSTON, TEXAS, December 31, 1998 . . . Service Corporation  International ("SCI
- NYSE: SRV) and Equity Corporation International ("ECI" - NYSE: EQU) jointly announced today that the stockholders of ECI have approved the previously announced merger between ECI and a wholly-owned subsidiary of SCI ("Merger"). SCI and ECI also announced that SCI has entered into an Agreement Containing Consent Order with the staff of the Federal Trade Commission ("FTC") resolving regulatory concerns of the FTC staff with regard to the Merger. The Agreement Containing Consent Order is subject to acceptance by the FTC. As part of the proposed Consent Order, SCI has agreed to sell certain assets subject to divestiture to Carriage Services, Inc.

It is anticipated that the Merger will be consummated promptly following acceptance of the proposed Consent Order by the FTC. The consummation of the Merger, anticipated in January of 1999, is also subject to other customary closing conditions.

As of September 30, 1998, SCI affiliates operated 3,370 funeral service locations, 430 cemeteries and 180 crematoria. SCI provides funeral and cemetery services in 18 countries on five continents.

For additional information contact:

SCI:     Todd A. Matherne
         Vice President & Treasurer                          Tel: (713) 525-5243

         Media:
         Kate Inverarity, Brunswick Group                    Tel: (212) 333-3810

ECI:     W. Cardon Gerner, Chief Financial Officer           Tel: (409) 631-8703

         Media:
         Michael Porter, Porter LeVay & Rose                 Tel: (212) 564-4700

Other Service Corporation International and press releases are available through
Company  News  On-Call  by  fax,  (800)  758-5804,   extension   104532,  or  at
http://www.prnewswire.com or SCI's homepage: http://www.sci-corp.com